U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A
AMENDMENT NO. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Golden Bridge Corp.
(Exact name of registrant as specified in its charter)

Delaware	27-3882382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

83 Chrystie Street # 6F New York, NY	10002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-9390

Facsimile number: (212) 659-0683

Copies to:
David N. Feldman, Esq.
Richardson & Patel, LLP
750 Third Avenue, 9th Floor
New York, NY 10017
Telephone Number: (212) 869-7000
Facsimile Number: (917) 677-8165

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered

Common Stock, $0.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement will become effective automatically by lapse of time 60 days from the date of the original filing pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934.  As of the effective date we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means Golden Bridge Corp. Our principal place of business is located at 83 Chrystie Street #6F, New York, NY 10002. Our telephone number is: (212) 918-9390.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Business.

Business Development

Golden Bridge Corp. was incorporated in the State of Delaware on November 3, 2010 (inception). Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination.  As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.  The Company intends to seek a merger with a company that is located in the People’s Republic of China (“China”). However, the Company reserves the right to complete a business combination with a target in any geographical location. The Company selected December 31 as its fiscal year end.

Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  As of June 30, 2011, the Company has total assets of $35,139 comprised exclusively of cash. As of March 31, the Company had total assets of $49,891, comprised of $37,391 of cash and $12,500 of prepaid expenses consisting of legal fees in relation to the preparation of this Registration Statement on Form 10. The Company’s auditors have issued an opinion raising substantial doubt about its ability to continue as a going concern. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company intends to seek a target company that is located in China; however, it will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business in any location.

The analysis of new business opportunities will be undertaken by or under the supervision of the management of the Registrant.  As of this date, the Company has not entered into any definitive agreement with any party, nor has there been any specific discussion with any potential business combination candidate regarding business opportunities for the Company.  Although the Company has limited funds available, the Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek a business combination target located in any industry or geographical location. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)      Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)      Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)      Strength and diversity of management, either in place or scheduled for recruitment;

(d)      Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)      The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)      The extent to which the business opportunity can be advanced; and

(g)      The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. As of June 30, 2011, the Registrant had $35,139 of cash in its treasury. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or such other professionals. At this time, the Company has not specifically identified any third parties that it may engage.  The costs associated with hiring third parties to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company and the size and complexity of the business of the target company. Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or other associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company and the size and complexity of the business of the target company, whether current shareholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction  are all factors that determine the costs associated with completing a business combination transaction. The time and costs required to complete a business combination transaction can be ascertained once a business combination target has been identified.  Any costs incurred with respect to evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, and publications, such as the Reverse Merger Report, the Company is aware that there are hundreds of shell companies seeking a business combination target.  As a result, the Company’s management believes it is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its Common Stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all stockholders of the Registrant would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. The Company does not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation.  In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact.  Although our sole officer and director, Mr. Michael Chen, has no prior experience in identifying suitable businesses for such a combination, he has invested in various business projects and has developed numerous business contacts primarily in China. His experience includes investing in and serving as a director of Shanghai Eastern Warmer Import and Export Co., Ltd., a construction machineries import and export company, based in Shanghai, China, from 1997 to 2001 and  Lianyungang Timber United Industry Holding Group Co., Ltd., a construction material manufacturing company, based in China's Jiangsu province from 2003 to 2009.  Mr. Chen intends to use his existing business contacts and relationships in order to identify a business combination target for us; however, there is no guarantee that he will be able to identify a business combination target.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine with any degree of specificity at this time as such costs are expected to be dependent on factors such as the amount of time it takes to identify and complete a business combination transaction, the location of the target company and the size and complexity of the business of the target company, whether current shareholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.  Furthermore, we have limited resources with which to complete a business combination transaction which may be costly. It is possible that all of our remaining cash might be exhausted prior to or in the process of trying to complete a business combination transaction.  The Company has not established a timeline with respect to the identification of a business combination target.

We presently have no employees apart from our management. Our sole officer and director is engaged in outside business activities and is employed on a full-time basis by another entity. Our management will be dividing its time amongst the Company and the other companies for which they are employed. Our sole officer and director anticipates that he will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as officers and directors of the Company and believe that it will be able to devote the time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Item 1A. Risk Factors.

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide the information required by this item.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company intends to complete a business combination with a company located in China; however, we will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business in any location.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)   filing of Exchange Act reports, and
(ii)  investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through additional amounts, as necessary, to be advanced by or invested in us by our stockholders, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. As of September 22, 2011, the Company had $20,036 of cash in its treasury. We currently have no agreements or specific arrangements in place with our stockholders, management or other investors, however, our management and stockholders have indicated an intention to advance funds to the Company as needed in order to cover costs related to the Company’s Exchange Act filing requirements and investigating, analyzing and consummating an acquisition.  There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. Our ability to continue is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company.  We cannot continue as a going concern beyond 9 to 12 months without obtaining additional source of capital, completing a business transaction or generating profitable operations. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however, there is no assurance of additional funding being available.

The Company is in the development stage and has not earned any revenues from operations to date. In the next 12 months we expect to incur expenses equal to approximately $30,000 for legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements.  The costs related to the acquisition of a business combination target company vary widely and is based on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the structure of the transaction, the size, complexity and geographical location of the target company, whether current shareholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. Therefore, we believe such costs are unascertainable until the Company identifies a business combination target.  These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates.  The Company's ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. However, there is no assurance that the Company will have greater access to capital due to its public company status, and therefore a business combination with an operating company in need of  additional capital may expose the Company to additional risks and challenges. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with significant experience in the reverse merger industry, and publications, such as the Reverse Merger Report, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. The Company believes that while a private operating company may be able to file its own Exchange Act registration statement to achieve the benefits of becoming a public reporting or trading Company, those benefits are likely to be achieved at a faster rate through a business combination. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination. The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact.  There are no assurances that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.  We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management, through its various contacts and its affiliations with other entities, will locate a business combination target.  We expect that funds in the amount of approximately $30,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements, in addition to any other funds that will be required in order to complete a business combination.  Such funds can only be estimated upon identifying a business combination target. Our management and stockholders have indicated their intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and its management and stockholders.  Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its principal executive officer, Michael Chen, at no charge and there is no oral or written agreement to pay any rent in the future. Mr. Chen rents the office space with approximate 150 square feet at 83 Chrystie Street #6F, New York, NY 10002. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. There is no guarantee that the office and equipment will continue to be made available without cost in the future. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of September 22, 2011, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class
Noble Up Group Ltd. P.O. Box Offshore Incorporations Center Road Town, Tortola British Virgin Islands	2,000,000	(1)	40%

Bao Dan Liang 250 South End Avenue # 7V New York, NY 10280	1,000,000		20%

Qin Wang 250 South End Avenue # 7V New York, NY 10280	3,000,000	(1) (2)	60%

Michael Chen (3) 1075 40th Street Brooklyn, NY 11219	1,000,000		20%

Zhencheng Wang c/o Lianyungang Timber United Industry Holding (Group) Corp., Ltd. No. 10 Jian Qiao Road, DaPu Industrial Area Lianyunggang, Jiang Su China 222000	2,000,000	(1) (4)	40%

All Directors and Officers as a Group (1 individual)	1,000,000		20%

(1)
Qin Wang and Zhencheng Wang serve as the chairman and president of Noble Up Group Ltd., respectively, and share voting and investment power over the 2,000,000 shares of Common Stock owned of record by Noble Up Group Ltd. Therefore, Qin Wang and Zhencheng Wang may each be deemed the beneficial owner of the 2,000,000 shares of Common Stock owned of record by Noble Up Group Ltd.

(2)	Represents 1,000,000 shares of Common Stock owned of record by Qin Wang and 2,000,000 shares of Common Stock owned of record by Noble Up Group Ltd. and beneficially owned by Qin Wang.
(3)	Michael Chen is the President, Secretary and sole director of the Company.
(4)	Represents 2,000,000 shares of Common Stock owned of record by Noble Up Group Ltd. and beneficially owned by Zhencheng Wang.

Changes in Control

The Company’s business plan includes seeking a target company in order to complete a business combination.  In connection with such business combination we anticipate that a change of control will occur if and when we engage in a business combination. While management cannot predict the specific nature of the form of the business combination, in the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include information concerning the target company, as required.  Additionally, the Company will file a Form 8-K with Form 10 information within four business days of the consummation of a transaction in which the Company ceases to be a shell company.  Except as otherwise described herein, to the knowledge of the management of the Company there are currently no arrangements, plans or agreements with respect to a pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position
Michael Chen	39	President, Secretary and sole Director

Michael Chen is the Company’s President, Secretary and sole Director since inception.  Since November 2000, he has served as the President of DMA Management Inc., a real estate holding company in New York and he is responsible for the day to day operation of DMA Management Inc. Mr. Chen studied at College of Aeronautics. Mr. Chen has invested in various business projects and has developed numerous business contacts and resources primarily in China. From 1997 to 2001, Mr. Chen served as  a director of Shanghai Eastern Warmer Import and Export Corp. Ltd., a construction machineries import and export company, based in Shanghai, China.  From 2003 to 2009, Mr. Chen served as a director of Lianyungang Timber United Industry Holding (Group) Corp., Ltd, a construction material manufacturing company, based in China's Jiangsu province. The Company believes that Mr. Chen should serve as a director and officer of the Company because his business contacts and resources will be beneficial to the Company as it seeks to identify a business combination target.

(b)  Significant Employees.

None.

(c)  Family Relationships.

None.

(d)  Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

(e)  Prior Blank Check Company Experience.

None.

Item 6. Executive Compensation.

The following table sets forth the cash and other compensation paid by the Company to its President and all other executive officers and directors during the fiscal year ended December 31, 2010 and through the date of this filing.

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Michael Chen President, Secretary and Director	2011 2010	None None	None None	None None	None None	None None

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company's sole officer and director has not received any cash or other compensation since inception. He will not receive any compensation until the consummation of an acquisition. No compensation of any nature has been paid for on account of services rendered by the sole director in such capacity. Our sole officer and director intends to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination.

Compensation Committee and Insider Participation

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

On November 17, 2010, the Company offered and sold an aggregate of 5,000,000 shares of Common Stock to Michael Chen, Qin Wang, Bao Dan Liang and Noble Up Group Ltd. for an aggregate purchase price equal to $50,000 , pursuant to the terms and conditions set forth in those certain common stock purchase agreements (the “CSPA”). Michael Chen is the President, Secretary and sole director of the Company.  Qin Wang and Zhencheng Wang serve as the chairman and president of Noble Up Group Ltd., respectively, and share voting and investment power over the 2,000,000 shares of Common Stock owned of record by Noble Up Group Ltd. Therefore, Qin Wang and Zhencheng Wang may each be deemed the beneficial owner of the 2,000,000 shares of Common Stock owned of record by Noble Up Group Ltd. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. The form of CSPA is attached hereto as Exhibits 10.1.

Since inception, the Company has received $507 from Michael Chen, our sole officer and director, for operating expenses. The advances are interest free, unsecured, and due on demand.

The Company currently uses the office space and equipment of its management at no cost.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation.  Under such definition, our sole director, Michael Chen, would not be considered independent as he serves as President and Secretary of the Company.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no pending legal proceedings to which the Company, any of its subsidiaries, any executive officer, any owner of record or beneficially of more than five percent of any class of voting securities is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders.

As of September 22, 2011, there were four record holders of an aggregate of 5,000,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

On November 17, 2010, the Company offered and sold an aggregate of 5,000,000 shares of Common Stock for an aggregate purchase price equal to $50,000, pursuant to the terms and conditions set forth in the CSPA. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. The Form of CSPA is attached hereto as Exhibits 10.1.

No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock. As of September 22, 2011, 5,000,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c)  Warrants and Rights.

None.

(d) Other Securities to Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

• any breach of the director's duty of loyalty to the corporation or its stockholders;
• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
• payments of unlawful dividends or unlawful stock repurchases or redemptions; or
• any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our financial statements included in this Registration Statement on Form 10.

*Page F-1 follows page 11 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 11.

(b) Exhibits.

Exhibit Number	Description
*3.1	Certificate of Incorporation
*3.2	By-Laws
*3.2	Form of Common Stock Purchase Agreement, dated November 17, 2010

* Filed as an exhibit to the Company's Form 10 filed with the SEC on August 11, 2011 and incorporated herein by this reference

GOLDEN BRIDGE CORP.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS

PAGE

Financial Statements:

Balance Sheet as of June 30, 2011 (Unaudited) and December 31, 2010 (Audited)	F-2

Statement of Operations for the Three and Six Months Ended June 30, 2011 and the Period from November 3, 2010 (Inception) to June 30, 2011 (Unaudited)	F-3

Statement of Cash Flows for the Six Months Ended June 30, 2011 and the Period from November 3, 2010 (Inception) to June 30, 2011 (Unaudited)	F-4

Notes to Financial Statements (Unaudited)	F-5-7

Balance Sheet as of March 31, 2011 (Unaudited) and December 31, 2010 (Audited)	F-8

Statement of Operations for the Three Months Ended March 31, 2011 and the Period from November 3, 2010 (Inception) to March 31, 2011 (Unaudited)	F-9

Statement of Cash Flows for the Three Months Ended March 31, 2011 and the Period from November 3, 2010 (Inception) to March 31, 2011 (Unaudited)	F-10

Notes to Financial Statements (Unaudited)	F-11-13

Report of Independent Registered Public Accounting Firm	F-14

Balance Sheet as of December 31, 2010	F-15

Statement of Operations for the period from November 3, 2010 (Inception) to December 31, 2010	F-16

Statement of Changes in Stockholders’ Equity for the period from November 3, 2010 (Inception) to December 31, 2010	F-17

Statement of Cash Flows for the period from November 3, 2010 (Inception) to December 31, 2010	F-18

Notes to Financial Statements	F-19-21

GOLDEN BRIDGE CORP
(A Development Stage Company)
BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$35,139	$8,906
Prepaid expenses	-	12,500
Stock subscription receivable	-	28,500
Total Current Assets	35,139	49,906

Total Assets	$35,139	$49,906

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses and other payables	$7,500	$-
Due to stockholder	507	507
Total Current Liabilities	8,007	507

Stockholders' Equity
Preferred stock
par value $0.0001; 10,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	-	-
Common stock
par value $0.0001; 100,000,000 shares authorized, 5,000,000 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	500	500
Additional paid-in capital	49,500	49,500
Deficit accumulated during the development stage	(22,868)	(601)
Total Stockholders' Equity	27,132	49,399

Total Liabilities and Stockholders' Equity	$35,139	$49,906

See accompanying notes to the financial statements

GOLDEN BRIDGE CORP
(A Development Stage Company)
STATEMENTS OF OPERATIONS (UNAUDITED)

			Cumulative from
			November 3, 2010
	Three Months Ended	Six Months Ended	(Inception) to
	June 30, 2011	June 30, 2011	June 30, 2011

Revenue	$-	$-	$-

Operating expenses:
General and administrative expenses	(22,252)	(22,267)	(22,868)
Total operating expenses:	(22,252)	(22,267)	(22,868)

Loss before provision for income taxes	(22,252)	(22,267)	(22,868)

Income tax provision	-	-	-

Net loss	$(22,252)	$(22,267)	$(22,868)

Net loss per share
Basic	*	*	*
Diluted	*	*	*

Weighted average shares outstanding
Basic	5,000,000	5,000,000	5,000,000
Diluted	5,000,000	5,000,000	5,000,000

*  Less than $.01
See accompanying notes to the financial statements

GOLDEN BRIDGE CORP
(A Development Stage Company)
STATEMENTS OF CASH FLOWS (UNAUDITED)

		Cumulative from
		November 3, 2010
	Six Months Ended	(Inception) to
	June 30, 2011	June 30, 2011

Cash flows from operating activities:
Net loss	$(22,267)	$(22,868)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	12,500	-
Accrued expenses and other payables	7,500	7,500
Net cash used in operating activities	(2,267)	(15,368)

Cash flows from financing activities:
Proceeds from issuance of common stock	28,500	50,000
Due to stockholder	-	507
Net cash provided by financing activities	28,500	50,507

Net increase in cash	26,233	35,139

Cash at beginning of period	8,906	-
Cash at end of period	$35,139	$35,139

Supplemental disclosure of Non-cash Financing Activities:
Stock subscription receivable	$-	$28,500

See accompanying notes to the financial statements

GOLDEN BRIDGE CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF BUSINESS

Golden Bridge Corp. (the “Company”), a development stage company, was incorporated on November 3, 2010 in the state of Delaware. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

At June 30, 2011, the Company has not yet commenced any operations. All activity from November 3, 2010 (Date of Inception) through June 30, 2011 relates to the Company’s formation and the initial Securities and Exchange Commission (“SEC”) registration.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is currently devoting its efforts to locate merger candidates.  The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Development Stage Company

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity”. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash

Cash consists primarily of cash in banks which are unrestricted as to withdrawal or use. Management believes that these major financial institutions are of high credit quality.

Prepaid Expenses

Prepaid expenses are payments made in advance of the receipt of goods or service.  Prepayments are expensed at the receipt of goods or service rendered. As of June 30, 2011 and December 31, 2010, prepaid expense amounted to $0 and $12,500, respectively. The prepayment was a retainer to the attorney for preparing Form 10.

GOLDEN BRIDGE CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Tax

The Company accounts for income tax pursuant to ASC 740, Income Taxes, which uses an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or the future realization is uncertain.

The Company applies the provisions of ASC 740-10, Accounting For Uncertainty In Income Taxes, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its financial statements. ASC 740-10 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740-10 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements.

Fair Value

The Company has categorized its assets and liabilities at fair value based upon the fair value hierarchy specified by ASC 820.
The levels of fair value hierarchy are as follows:

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access.

Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of June 30, 2011, the carrying amounts of financial assets and liabilities, such as cash and due to stockholder, approximate their fair values because of the short maturity of these instruments and market rates of interest available to the Company.

Earnings Per share

The Company reports earnings per share in accordance with the provisions of FASB ASC 260-10, "Earnings Per Share”. FASB ASC 260-10 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method. Currently, the Company has no potentially dilutive securities.

GOLDEN BRIDGE CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material affect on the accompanying financial statements.

NOTE 3 - STOCKHOLDER’S EQUITY

On November 3, 2010, the Company issued 5,000,000 shares of common stock at par value of $0.0001 to stockholders of the Company, for a total consideration of $50,000.

NOTE 4 - DUE TO STOCKHOLDER

Since inception, a stockholder has advanced the Company $507 to pay for start-up costs. The advances are interest free, unsecured and due on demand.

NOTE 5 – INCOME TAX

The Company was incorporated in the state of Delaware and did not earn any income for the six months ended June 30, 2011. The Company has incurred net loss of $22,267 and $22,868 for the six months ended June 30, 2011 and the period from November 3, 2010 (inception) to June 30, 2011.

A summary of the deferred tax items is as follows:
	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Deferred tax assets
Net operating loss carry forward	$7,775	$204
Total deferred tax assets	7,775	204
Less: Valuation allowance	(7,775)	(204)
	$-	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and net operating loss carry forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a full valuation allowance. The Company’s valuation allowance increased by $7,571 during the six months ended June 30, 2011.

Uncertain tax position

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in its statement of operation. There were no unrecognized tax benefits for the six months ended June 30, 2011. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its tax positions.  As of June 30, 2011, the Company did not accrue any interest and penalties.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events for purposes of recognition or disclosure through the date the financial statements were issued.

GOLDEN BRIDGE CORP
(A Development Stage Company)
BALANCE SHEETS

	March 31, 2011	December 31,2010
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$37,391	$8,906
Prepaid expenses	12,500	12,500
Stock subscription receivable	-	28,500
Total Current Assets	49,891	49,906

Total Assets	$49,891	$49,906

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Due to stockholder	$507	$507
Total Current Liabilities	507	507

Stockholders' Equity
Preferred stock par value $0.0001; 10,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	-	-
Common stock par value $0.0001; 100,000,000 shares authorized, 5,000,000 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	500	500
Additional paid-in capital	49,500	49,500
Deficit accumulated during the development stage	(616)	(601)
Total Stockholders' Equity	49,384	49,399

Total Liabilities and Stockholders' Equity	$49,891	$49,906

See accompanying notes to the financial statements

GOLDEN BRIDGE CORP
(A Development Stage Company)
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31, 2011	Cumulative from November 3, 2010 (Inception) to March 31, 2011

Revenue	$-	$-

Operating expenses:
General and administrative expenses	(15)	(616)
Total operating expenses:	(15)	(616)

Loss before provision for income taxes	(15)	(616)

Income tax provision	-	-

Net loss	$(15)	$(616)

Net loss per share
Basic	*	*
Diluted	*	*

Weighted average shares outstanding
Basic	5,000,000	5,000,000
Diluted	5,000,000	5,000,000

*  Less than $.01
See accompanying notes to the financial statements

GOLDEN BRIDGE CORP
(A Development Stage Company)
STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31, 2011	Cumulative from November 3, 2010 (Inception) to March 31, 2011

Cash flows from operating activities:
Net loss	$(15)	$(616)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	-	(12,500)

Net cash used in operating activities	(15)	(13,116)

Cash flows from financing activities:
Proceeds from issuance of common stock	28,500	50,000
Due to stockholder	-	507
Net cash provided by financing activities	28,500	50,507

Net increase in cash	28,485	37,391

Cash at beginning of period	8,906	-
Cash at end of period	$37,391	$37,391

Supplemental Disclosure of Non-Cash Financing Activities:
Stock subscription receivable	$28,500	$28,500

See accompanying notes to the financial statements

GOLDEN BRIDGE CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF BUSINESS

Golden Bridge Corp. (the “Company”), a development stage company, was incorporated on November 3, 2010 in the state of Delaware. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

At March 31, 2011, the Company has not yet commenced any operations. All activity from November 3, 2010 (Date of Inception) through March 31, 2011 relates to the Company’s formation.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is currently devoting its efforts to locate merger candidates.  The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Development Stage Company

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity”. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash

Cash consists primarily of cash in banks which are unrestricted as to withdrawal or use. Management believes that these major financial institutions are of high credit quality.

Prepaid Expenses

Prepaid expenses are payments made in advance of the receipt of goods or service.  Prepayments are expensed at the receipt of goods or service rendered. As of March 31, 2011 and December 31, 2010, prepaid expense amounted to $12,500 and $12,500, respectively. The prepayment was a retainer to the attorney for preparing Form 10.

GOLDEN BRIDGE CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Tax

The Company accounts for income tax pursuant to ASC 740, Income Taxes, which uses an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or the future realization is uncertain.

For federal income tax purposes, substantially all startup and organizational expenses must be deferred until the Company commences business.  The Company may elect a limited deduction of up to $10,000 in the taxable year in which the trade or business begins.  The $10,000 must be reduced by the amount of startup costs in excess of $60,000.  The remainder of the expenses not deductible must be amortized over a 180-month period beginning with the month in which the active trade or business begins.  These expenses will not be deducted for tax purposes and will represent a deferred tax asset.  The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income.  Tax deductible losses can be carried forward for 20 years until utilized.

The Company applies the provisions of ASC 740-10, Accounting for Uncertainty in Income Taxes, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its financial statements. ASC 740-10 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740-10 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements.

Fair Value

The Company has categorized its assets and liabilities at fair value based upon the fair value hierarchy specified by ASC 820.

The levels of fair value hierarchy are as follows:

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access.

Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of March 31, 2011, the carrying amounts of financial assets and liabilities, such as cash and due to shareholder, approximate their fair values because of the short maturity of these instruments and market rates of interest available to the Company.

Earnings Per share

The Company reports earnings per share in accordance with the provisions of FASB ASC 260.10, "Earnings Per Share”. FASB ASC 260.10 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method. Currently, the Company has no potentially dilutive securities.

GOLDEN BRIDGE CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material affect on the accompanying financial statements.

NOTE 3 - STOCKHOLDER’S EQUITY

On November 3, 2010, the Company issued 5,000,000 shares of common stock at par value of $0.0001 to shareholders of the Company, for a total consideration of $50,000.

NOTE 4 - DUE TO STOCKHOLDER

Since inception, a stockholder has advanced the Company $507 to pay for start-up costs. The advances are interest free, unsecured and due on demand.

NOTE 5 – INCOME TAX

Uncertain tax position

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in its statement of operation. There were no unrecognized tax benefits for the three months ended March 31, 2011. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its tax positions.  As of March 31, 2011, the Company did not accrue any interest and penalties.

NOTE 6 – SUBSEQUTNT EVENTS

We have completed an evaluation of the impact of any subsequent events through the date these financial statements were issued and determined that there were no subsequent events requiring disclosure in or adjustment to these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Golden Bridge Corp.
New York, New York

We have audited the accompanying balance sheet of Golden Bridge Corp. (a development stage company) as of December 31, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from November 3, 2010 (inception) to December 31, 2010. These financial statements are the responsibility of Golden Bridge Corp.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Bridge Corp. (a development stage company) as of December 31, 2010, and the results of its operations and its cash flows for the period from November 3, 2010 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage with no revenues and has a net accumulated deficit at December 31, 2010, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
New York, New York
August 11, 2011

GOLDEN BRIDGE CORP
(A Development Stage Company)
BALANCE SHEET

As of December 31, 2010
ASSETS
Current Assets
Cash	$8,906
Prepaid expenses	12,500
Stock subscription receivable	28,500
Total Current Assets	49,906

Total Assets	$49,906

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Due to stockholder	$507
Total Current Liabilities	507

Stockholders' Equity
Preferred stock par value $0.0001; 10,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2010	-
Common stock par value $0.0001; 100,000,000 shares authorized, 5,000,000 shares issued and outstanding as of December 31, 2010	500
Additional paid-in capital	49,500
Deficit accumulated during the development stage	(601)
Total Stockholders' Equity	49,399

Total Liabilities and Stockholders' Equity	$49,906

See accompanying notes to the financial statements

GOLDEN BRIDGE CORP
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FROM NOVEMBER 3, 2010 (INCEPTION) TO DECEMBER 31, 2010

Revenue	$-

Operating expenses:
General and administrative expenses	(601)
Total operating expenses:	(601)

Loss before provision for income taxes	(601)

Income tax provision	-

Net loss	$(601)

Net loss per share
Basic	*
Diluted	*

Weighted average shares outstanding
Basic	5,000,000
Diluted	5,000,000

* less than $.01
See accompanying notes to the financial statements

GOLDEN BRIDGE CORP
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FROM NOVEMBER 3, 2010 (INCEPTION) TO DECEMBER 31, 2010

	Common stock			Deficit
	Shares	Amount	Additional Paid-in Capital	Accumulated During the Development Stage	Total Stockholders' Equity
Balance as of November 3, 2010 (Inception)	-	$-	$-	$-	$-
Issuance of common stock	5,000,000	500	49,500		50,000
Net loss				(601)	(601)
Balance as of December 31, 2010	5,000,000	$500	$49,500	$(601)	$49,399

See accompanying notes to the financial statements

GOLDEN BRIDGE CORP
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
FROM NOVEMBER 3, 2010 (INCEPTION) TO DECEMBER 31, 2010

Cash flows from operating activities:
Net loss	$(601)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	(12,500)
Net cash used in operating activities	(13,101)

Cash flows from financing activities:
Due to stockholder	507
Proceeds from issuance of common stock	21,500

Net cash provided by financing activities	22,007

Net increase in cash	8,906

Cash at beginning of period	-
Cash at end of period	$8,906

Supplemental Disclosure of Non-Cash Financing Activities: Stock subscription receivable	$28,500

See accompanying notes to the financial statements

GOLDEN BRIDGE CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF BUSINESS

Golden Bridge Corp. (the “Company”), a development stage company, was incorporated on November 3, 2010 in the state of Delaware. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

At December 31, 2010, the Company has not yet commenced any operations. All activity from November 3, 2010 (Date of Inception) through December 31, 2010 relates to the Company’s formation.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is currently devoting its efforts to locate merger candidates.  The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Development Stage Company

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity”. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash

Cash consists primarily of cash in banks which are unrestricted as to withdrawal or use. Management believes that these major financial institutions are of high credit quality.

Prepaid Expenses

Prepaid expenses are payments made in advance of the receipt of goods or service.  Prepayments are expensed at the receipt of goods or service rendered. As of December 31, 2010, prepaid expense amounted to $12,500. The prepayment was a retainer to the attorney for preparing Form 10.

Income Tax

The Company accounts for income tax pursuant to ASC 740, Income Taxes, which uses an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the

GOLDEN BRIDGE CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Tax (Continued)

amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or the future realization is uncertain.

For federal income tax purposes, substantially all startup and organizational expenses must be deferred until the Company commences business.  The Company may elect a limited deduction of up to $10,000 in the taxable year in which the trade or business begins.  The $10,000 must be reduced by the amount of startup costs in excess of $60,000.  The remainder of the expenses not deductible must be amortized over a 180-month period beginning with the month in which the active trade or business begins.  These expenses will not be deducted for tax purposes and will represent a deferred tax asset.  The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income.  Tax deductible losses can be carried forward for 20 years until utilized.

The Company applies the provisions of ASC 740-10, Accounting For Uncertainty In Income Taxes, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its financial statements. ASC 740-10 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740-10 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements.

Fair Value

The Company has categorized its assets and liabilities at fair value based upon the fair value hierarchy specified by ASC 820.
The levels of fair value hierarchy are as follows:

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access.

Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of December 31, 2010, the carrying amounts of financial assets and liabilities, such as cash and due to shareholder, approximate their fair values because of the short maturity of these instruments and market rates of interest available to the Company.

Earnings Per share

The Company reports earnings per share in accordance with the provisions of ASC 260-10, "Earnings Per Share”. ASC 260-10 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method. Currently, the Company has no potentially dilutive securities.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material affect on the accompanying financial statements.

GOLDEN BRIDGE CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – STOCKHOLDERS’ EQUITY

On November 3, 2010, the Company issued 5,000,000 shares of common stock at par value of $0.0001 to shareholders of the company, for a total consideration of $50,000, of which, $28,000 is reflected as a stock subscription receivable and was subsequently collected in February 2011.

NOTE 4 – DUE TO STOCKHOLDER

Since inception, a stockholder has advanced the Company $507 to pay for start-up costs. The advances are interest free, unsecured and due on demand.

NOTE 5 – INCOME TAX

The Company was incorporated in the state of Delaware and did not earn any income for the year ended December 31, 2010.  The Company has incurred net loss of $601 for the year ended December 31, 2010.

A summary of the deferred tax items is as follows:

December 31, 2010
Deferred tax assets (liabilities)
Net operating loss carry forward	$204

Total deferred tax assets	204
Less: Valuation allowance	(204)
$-

Uncertain tax position

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in its statement of operation. There were no unrecognized tax benefits for the year ended December 31, 2010. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its tax positions.  As of December 31, 2010, the Company did not accrue any interest and penalties.

NOTE 6 – SUBSEQUENT EVENTS

We have completed an evaluation of the impact of any subsequent events through the date these financial statements were issued and determined that there were no subsequent events requiring disclosure in or adjustment to these financial statements

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Golden Bridge Corp.

Date: November 1, 2011	By:	/s/ Michael Chen
Michael Chen
President